SECURITIES AND EXCHANGE COMMISSION

Washington, DC, 20549

AMENDMENT NO. 3

TO

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EAGLE RIVER MINING CORP.

(Name of small business in its charter)
Nevada	1081	46-0498798
_____________________________________________________________________________________
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification #)
EAGLE RIVER MINING CORP. 141-757 West Hastings Street, Suite 328, Vancouver, BC, Canada, V6C 1A1 (604)813-2328	SUTTON LAW CENTER, PC 4745 Caughlin Parkway, Ste. 200, Reno, Nevada, USA, 89509 (775)824-0300
_____________________________________________________________________________________
(Address and Telephone of registrant's executive offices)		(Name, address and telephone number of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

As soon as practicable after the effective date of this Registration Statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [ X ].

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act Registration Statement Number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act Registration Statement Number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act Registration Statement Number of the earlier effective Registration Statement for the same offering. [ ]

If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [ ]

_____________________________________________________________________________________
CALCULATION OF REGISTRATON FEE
Securities To Be Registered	Aggregate Amount To Be Registered	Offering Price Per Share	Offering Price	Registration Fee [1]
Common Stock:	2,000,000 shares	$0.10	$200,000	$18.40

_____________________________________________________________________________________

[1] Estimated solely for the purposes of calculating the registration fee under Rule 457(o).

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE WHERE OFFERS SOLICITATIONS OR SALES WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY OF THE STATES.

Prospectus
EAGLE RIVER MINING CORP.
Shares of Common Stock
1 - 2,000,000

Before this offering, there has been no public market for the common stock.

We are offering up to a total of 2,000,000 shares of common stock on a best efforts basis. The offering price is $0.10 per share. There is no minimum number of shares that we have to sell. There will be no escrow account. All money received from the offering will be immediately used by us and there will be no refunds. The offering will be for a period of 90 days from the effective date, which will end on May 29, 2003, and may be extended for an additional 90 days if we choose to do so.

Angela Du, one of our officers and directors, will be the only person selling our shares in this Offering.

Investing in our common stock involves risks. See "Risk Factors - Risks Associated with This Offering on page 8".
	Price Per Share	Proceeds to Us
Per Share	$0.10	$0.10
Total	$200,000	$0.00 - $200,000[1]

1 Before deducting estimated expenses of $50,000, all of which will by paid by Eagle River Mining Corp.

There is no minimum number of shares that has sold in this offering. Because there is no minimum number of shares that has to be sold in this offering, there is no assurance that we will achieve the proceeds level described in the above table.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not a offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. It's illegal to tell you otherwise.

There is no market for our securities. You may not be able to resell your securities.

The effective date of this prospectus is February 28, 2003.

TABLE OF CONTENTS
SUMMARY OF OUR OFFERING	8
RISK FACTORS	9
Risk Factors Associated With Our Company	9
1. We expect losses to continue, and the failure to generate revenues could cause us to go out of business.	9
2. We are subject to risks inherent into establishment of a new business enterprise	9
3. We have no known mineral reserves, and if we cannot find any we will have to cease operations.	9
4. Weather interruptions in the Province of British Columbia may affect and delay our proposed exploration operations.	9
5. Because we are small and do not have much capital, we must limit our exploration . This may prevent us from realizing any revenues and you may lose your investment as a result.	9
6. We will have to suspend our exploration plans if we do not have access to all our supplies and materials we need.	10
7. We may not have enough money to cover the expenses of offering, to complete our exploration and to absorb the costs of being a public company.	10
8. We may never have enough funds to complete our exploration of our property	10
9. We may not be able to absorb the cost of being a public company	10
10. Our officers and directors have conflicts of interest in that they are officers and directors of other mining companies.	10
11. We owe our directors and officers a substantial amount of money and they are entitled to demand repayment of the amount we owe them it may compromise our business operations and you could lose your investment.	11
12. We may conduct further offerings in the future in which case your shareholdings will be diluted.	11
13. The deed on our property has not been registered in our names. The recorded owner will have superior title to the property.	11
Risks Associated With This Offering	11
1. Because our common stock is "penny stock", you may not be able to resell our shares.	11
2. Ms. Du and Archer Pacific Management Inc. will receive a substantial benefit from your investment.	11

3. Because there is no public trading market for our common stock, you may not be able to resell your shares.	11
4. There is no minimum number of shares that must be sold and we will not refund any funds to you.	12
5. You may be investing in a company that does not have adequate funds to conduct its operations.	12
6. Sales of common stock by our officers and directors will likely cause the market for the common stock to drop.	12
USE OF PROCEEDS	12
DETERMINATION OF OFFERING PRICE	13
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES	13
PLAN OF DISTRIBUTION-TERMS OF THE OFFERING	16
BUSINESS	17
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS	22
MANAGEMENT	23
EXECUTIVE COMPENSATION	26
PRINCIPAL STOCKHOLDERS	26
DESCRIPTION OF SECURITIES	27
CERTAIN TRANSACTIONS	30
LITIGATION	30
EXPERTS	30
LEGAL MATTERS	30
FINANCIAL STATEMENTS	30

Glossary
Andesite	A volcanic rock type intermediate in composition between rhyolite and basalt.
Argillic	Zone of alteration of a porphyry body that is characterized by replacement of primary minerals mainly by secondary clay minerals.
Batholith	A large, discordant, intrusive body of igneous rock.
Diamond Drilling	A machine for testing rock using a hollow bit with a diamond cutting rim to produce a cylindrical core that is used for geological study and assays.
Dike	A sheet like body of igneous rock that cuts through the existing rock.
Feldspar	Silica based minerals containing sodium, potassium, or calcium.
Glacial drift	A collective term for all the rock, sand, and clay that is deposited by a glacier.
Granodiorite	Intrusive rock similar to granite in composition.
Intrusive	Rock which while molten, penetrated into or between other rocks but solidified before reaching the surface.
Phyllic	Zone of alteration of a porphyry body that is characterized by the presence of quartz, sericite, and pyrite.
Porphyry	Any igneous rock in which relatively large, conspicuous crystals (called phenocrysts) are set in fine-grained ground mass.
Potassic	Zone of alteration of a porphyry body that is characterized by replacement of primary minerals by secondary minerals like biotite and chlorite.
Propylitic	Alteration of rock characterized by pyrite, chlorite, epidote, and carbonate mineralization.
Sericitic	Alteration of Aluminum rich rocks like granite and slate by quartz, pyrite, and sericite
Skarn	A type of mineral deposit which is a replacement of limestone or other carbonate rocks adjacent to an intrusive.
Stock	An intrusive with characteristics of a batholith but less than 50 square miles in area.
Trenching	An exploration technique in which trenches are dug to expose potential ore for geological examination or assays.
Tuff	A consolidated rock composed of rock fragments and fine ash.

SUMMARY OF OUR OFFERING

This summary highlights important information about our business and about the offering. Because it is a summary, it does not contain all the information you should consider before investing in the common stock. So please read the entire prospectus.

If we do not raise at least $50,000 in this offering we will not be able to cover the expenses of this offering and if we raise less than $50,000 in this offering, we will not be able to continue your operations.

Our Business

We were incorporated in the State of Nevada on August 6, 2002. We are an exploration stage company. We currently own the right to explore one property. We are not the recorded owner of this property. The claims and the right to explore the property are recorded in Rod Husband's name to avoid pay additional fees, however, title to the claims have been conveyed to us in an unrecorded deed. Mr. Husband is an officer and director of the Company. We intend to explore for gold on this property.

Ms. Du and Arch Pacific Management advanced demand loans to us in the total sum of $162,090, which were used for organizational and start-up costs and operating capital. The loans do not bear interest and have not been paid as of the date hereof.. We issued two promissory notes reflecting the demand loans and they are due upon demand.

Our administrative office is located at 141-757 West Hastings Street, Suite 328, Vancouver, BC, Canada, V6C 1A1, telephone number (604) 813-2328, and our registered statutory office is located at 4745 Caughlin Parkway, Reno, Nevada, USA, 89509. Our fiscal year end is December 31.

We have no revenue from operations and our net loss since inception is $4,666.

The Offering

The following is a brief summary of this offering. See "Plan of Distribution-Terms of the Offering" in this prospectus for a more detailed description of the terms of the Offering:
Securities being offered:	Up to 2,000,000 shares of common stock, par value $0.001
Offering price per share:	$0.10
Offering period:	The shares being offered for a period not to exceed 90 days, unless extended by our board of directors for an additional 90 days
Net proceeds to our company:	$0.00 if no shares are sold and up to $150,000 if maximum number of shares are sold
Use of Proceeds:	We will use the proceeds to pay for offering expenses, research and exploration. See "Use of Proceeds"
Number of shares outstanding:	900,000
Number of shares outstanding after the Offering:	Up to 2,900,000

We will sell in this offering through Angela Du, one of the officers and directors. Ms. Du intends to offer the shares through advertisements and investment meetings and to friends and our officers and directors.

There is no minimum number of shares that have to be sold in this offering. We offer to sell up to 2,000,000 shares, which is the maximum number of shares to be sold. We may not be able to sell any shares. If we raise less than $50,000 in this offering, none of the proceeds will be available for our business. We will not be able to continue our proposed operations and we will go out of business. If we go out of business, investors will lose their entire investment.

We are not listed for trading on any stock exchange or an automated quotation system. Because we are not listed for trading on any exchange or automated quotation system, you may not be able to resell your shares.

RISK FACTORS

Please consider the following risk factors before deciding to invest in our common stock.

Risks Associated With Our Company:

1. We expect losses to continue, and the failure to generate revenues could cause us to go out of business.

We were incorporated on August 6, 2002, and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. We have not generated any operating revenues since inception. Our net loss since inception is $4,216. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to locate a profitable mineral property, our ability to generate revenues and our ability to reduce exploration stage costs.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of our mineral properties. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

2. We are subject to risks inherent in the establishment of a new business enterprise.

We are subject to risks inherent in the establishment of a new business enterprise including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns. If we are not able to address these events, should they occur, we may have to curtail or suspend our operations.

3. We have no known mineral reserves and if we cannot find a mineral reserve we will have to cease operations.

Because we have no mineral reserves, we have no current means for producing income. The cost of Phase 1 exploration will be about $38,000 and Phase 2 exploration will be about $100,000. Additional capital expenditures will have to be made after these phases before we will generate revenue. The amount of proceeds necessary to sustain operations for the next 12 months will be about $138,000. If we do not find a mineral reserve containing gold or if we cannot explore the mineral reserve, either because we do not have the money to do it or because it will not be economically feasible to do it, we will have to cease operations and you will lose your investment.

4. Weather interruptions in the Province of British Columbia may affect and delay our proposed exploration operations.

Our proposed exploration work can only be performed approximately five to eight months out of the year. This is because rain and snow may cause roads leading to our claims to be impassable from mid October to mid April. When roads are impassable, we are unable to work and generate income.

5. Because we are small and do not have much capital, we must limit our exploration. This may prevent us from realizing any revenues and you may lose your investment as a result.

Because we are small and do not have much capital, we must limit the time and money we expend on exploration of interests in our property. In particular:

we may not devote the time we would like to exploring our property;

we may not spend as much money as we would like to exploring our property;

we may not be able to rent the quality of equipment we would like to have for exploration; and

we may not be able to have the number of people working on our property that we would like to have.

By limiting our operations, it will take longer to explore our property. There are other larger exploration companies that could and probably would spend more time and money exploring the property that we have acquired.

6. We will have to suspend our exploration plans if we do not have access to all our supplies and materials we need.

Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies like dynamite, and equipment like bulldozers and excavators that we might need to conduct exploration. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials. We will attempt to locate products, equipment and materials after this offering is complete. If we cannot find the products and equipment we need, we will have to suspend our exploration plans until we do find the products and equipment we need.

7. We may not have enough money to cover the expenses of offering, to complete our exploration and to absorb the costs of being a public company.

We anticipate that we will need $138,000 to complete the exploration. We may not have enough money to complete the exploration of our property. If it turns out that we do not have enough money to complete our exploration program, we will try to raise additional funds from a second public offering, a private placement or loans.

8. We may never have enough funds to complete our exploration of our property

At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future.

9. We may not be able to absorb the cost of being a public company

We may not be able to absorb the costs of being a public company. If we need additional money, and can't raise it, we will have to suspend or cease operations.

10. One of our officers and directors has conflicts of interest in that they are officers and directors of other mining companies.

One of our officers and directors has conflicts of interest in that he is an officer and director of other mining companies. In the future, if we decide to acquire a mining property, which is also sought by one of the companies which Mr. Rod Husband is an officer or director, a direct conflict of interest could result.

11. We owe our officers and directors a substantial amount of money that they are entitled to demand at any time and if they demand repayment of the amount we owe them it may compromise our business operations and you could lose your investment.

Ms. Angela Du and Archer Pacific Management, a company wholly owned by Ernest Cheung, advanced demand loans to us in the total sum of $162,090, which were used for organizational and start-up costs and operating capital. The loans do not bear interest and have not been paid as of the date hereof.. We issued two promissory notes reflecting the demand loans and they are due upon demand. Our officers agreed that they will accept payment from us when the money is available. However, if they demand repayment of the money owed to them before we are in a position to pay it this may harm our proposed business operations and new investors may lose there investment.

12. We may conduct further offerings in the future in which case your shareholdings will be diluted.

We may conduct further offerings in the future to finance our current project or to finance subsequent projects that we decide to undertake. If we decide to raise money or conduct further offerings in the future your shareholdings will be diluted.

13. The deed on our property has not been registered in our name. The recorded owner will have superior title to the property.

The claims are recorded in Mr. Husband's name to avoid paying additional fees, however, title to the claims have been conveyed by us by an unrecorded deed. Under British Columbia provincial law, if the deed is recorded in our name, we will have to pay a minimum of US$320.51 (CDN$500) and file other documents since we are a foreign corporation in Canada. An unrecorded deed is one which title to the property has been transferred to us, but the deed has not been filed with the British Columbia office of records. Title to the property is superior to all other unrecorded deeds. Should Mr. Husband transfer title to another person and that deed is recorded before recording our deed, that person would have superior title and we will have none.

Risks Associated With This Offering

1. Because our common stock is "penny stock", you may not be able to resell our shares.

Our common stock is defined as "penny stock" under the Securities and Exchange Act of 1934, and its rules. Because our common stock is a penny stock, you may not be able to resell our shares. This is because the Exchange Act and the penny stock rules impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than accredited investors. As a result fewer broker-dealers, if any, may be willing to make a market in our stock. See "Description of Securities - Penny Stock".

2. Ms. Du and Archer Pacific Management Inc. will receive a substantial benefit from your investment.

Ms. Angela Du and Archer Pacific Management Inc., our only shareholders, will receive a substantial benefit from your investment. They are supplying the cash of $6,030 and loans totaling $162,090, which have to be repaid. You, on the other hand, will be providing all of the cash for our operations. As a result, if we cease operations for any reason, you will lose your investment while Ms. Angela Du and Archer Pacific Management Inc. will lose only approximately $6,030.

3. Because there is no public trading market for our common stock, you may not be able to resell your shares.

There is currently no public trading market for our common stock. Therefore, there is no central place, like a stock exchange or electronic trading system, to resell your shares. We do not plan to list our stock on any national securities exchange or the Nasdaq Stock Market but we do plan to quote our stock on the OTCBB if upon completion of the offering, we raise more than $50,000. If you do want to resell your shares, before our stock is quoted on the OTCBB, you will have to locate a buyer and negotiate your own sale. Therefore, you may not be able to resell your shares.

4. There is no minimum number of shares that must be sold and we will not refund any funds to you.

There is no minimum number of shares that must be sold in the offering, even if we raise a nominal amount of money. Any money we receive will be immediately appropriated by us. We may not raise enough money to start or complete exploration. No money will be refunded to you under any circumstances.

5. You may be investing in a company that does not have adequate funds to conduct its operations.

Because there is no minimum number of shares that must be sold and we will not refund any funds to you, it is possible that we may not raise enough funds to conduct our operations. If that happens, you will suffer a loss in the amount of your investment.

6. Sales of common stock by our officers and directors will likely cause the market price for the common stock to drop.

A total of 900,000 shares of stock were issued to directors and officers. They paid an average price of $0.0067 per share. Subject to the restrictions described under "Principal Stockholders-Future Sales by Existing Stockholders", they will likely sell a portion of their stock if the market price goes above $0.10. If they do sell their stock into the market, the sales may cause the market price of the stock to drop.

USE OF PROCEEDS

Our offering is being made on a best efforts-no minimum basis. The net proceeds to us after deducting offering expenses of $50,000 will be $150,000 if all of the shares are sold. The first $50,000 raised will be used for offering expenses. We will use the net proceeds as follows:
Amount raised	$50,000	$100,000	$150,000	$200,000
Allocation
Offering expenses	$50,000	$50,000	$50,000	$50,000
Exploration	$0	$38,000 (Phase 1) $12,000 (Phase 2)	$38,000 (Phase 1) $62,000 (Phase 2)	$38,000 (Phase 1) $100,000 (Phase 2)
Working Capital	$0	$0	$0	$12,000

If we raise less than $50,000 in this offering, we will not be able to continue our proposed operations. In this circumstance we will consider conducting another public offering, a private placement or borrowing funds to continue our proposed operations. See "Risk Factors-Risks Associated With Our Company-7. We may not have enough money to complete our exploration." If we raise $100,000 we expect that we will be able to pay our offering expenses, pay the costs associated with Phase 1 and part of Phase 2 of our exploration program. If we raise $150,000 we will be able to pay our offering expenses, pay the costs associated with Phase I of the exploration program and pay a portion of the costs associated with Phase 2 of the exploration program. To complete Phase 2 of the exploration program, we will use the loans provided to us by the officers and directors to pay the balance of the costs of Phase 2. See "Management Discussions and Analysis of Financial Conditions and Results of Operations".

If we raise $200,000, we will be able to pay our offering expenses, pay the cost associated with Phase I of the exploration program and Phase 2 of the exploration program.

We have allocated a wide range of money for exploration. That is because we do not know how much will ultimately be needed for exploration. If the proposed exploration program yields a significant discovery of minerals in Phase one, the Company will focus its efforts on that discovery in a Phase 2 program that would probably entail trenching and diamond drilling. This phase of exploration is more focused than that of Phase 1 and will provide more detailed data toward determining the size of the discovery. Continued success in Phase 2 would lead to more intensive diamond drilling and the completion of a feasibility study to determine whether or not an economically viable mineral reserve exists. If we have to continue to explore for gold, the costs of exploration will increase. See "Business-Our Proposed Exploration Program".

While we concurrently intend to use the proceeds of this offering substantially in the manner set forth above, we reserve the right to reassess and reassign the use if, in the judgment of our board of directors, changes are necessary or advisable. At present, no material changes are contemplated. Should there be any material changes in the above projected use of proceeds in connection with this offering we will issue an amended prospectus reflecting the same.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise up a total of $200,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. The factors considered were:

our lack of operating history;

the proceeds to be raised by the offering;

the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholders;

our relative cash requirements;

the price we believe a purchaser is willing to pay for our stock.

See "Plan of Distribution-Terms of the Offering".

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares new investors purchase is also a result of the lower book value of the shares held by our existing shareholders.

As of October 15, 2002, the net tangible book value of our shares of common stock was $1,814 or approximately $0.002 per share based upon 900,000 shares outstanding. The following calculations has taken a $50,000 cost of issuance and distribution into account.

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 2,900,000 shares to be outstanding will be $151,814, or approximately $0.052 per share, an increase of $0.050 from $0.002. The net tangible book value of the shares held by our existing stockholders will be increased by $0.050 per share without any additional investment on their part. New investors will incur an immediate dilution from $0.10 per share to $0.052 per share, a dilution of $0.048.

Upon completion of this offering, in the event 75% of the shares are sold, the net tangible book value of the 2,400,000 shares to be outstanding will be $101,814, or approximately $0.042 per share, an increase of $0.040 from $0.002. The net tangible book value of the shares held by our existing stockholders will be increased by $0.040 per share without any additional investment on their part. New investors will incur an immediate dilution from $0.10 per share to $0.042 per share, a dilution of $0.058.

Upon completion of this offering, in the event 50% of the shares are sold, the net tangible book value of the 1,900,000 shares to be outstanding will be $51,814, or approximately $0.027 per share, an increase of $0.025 from $0.002. The net tangible book value of the shares held by our existing stockholders will be increased by $0.025 per share without any additional investment on their part. New investors will incur an immediate dilution from $0.10 per share to $0.027 per share, a dilution of $0.073.

Upon completion of this offering, in the event 25% of the shares are sold, the net tangible book value of the 1,400,000 shares to be outstanding will be $1,814, or approximately $0.0013 per share, an increase of ($0.0007) from $0.002. The net tangible book value of the shares held by our existing stockholders will be increased by ($0.0007) per share without any additional investment on their part. New investors will incur an immediate dilution from $0.10 per share to $0.0013 per share, a dilution of $0.099.

After completion of this offering, if 2,000,000 shares are sold, new investors will own approximately 68.96% of the total number of shares then outstanding for which new investors will have made a cash investment of $200,000, or $0.10 per share. Our existing stockholders will own approximately 31.04% of the total number of shares then outstanding, for which they have made contributions of cash totaling $6,030, or approximately $0.0067 per share. Net tangible book value before the offering was approximately $0.002 and net tangible book value after the offering will be approximately $0.052, an increase of $0.050.

After completion of this offering, if 1,500,000 shares are sold, new investors will own approximately 62.50% of the total number of shares then outstanding for which new investors will have made a cash investment of $150,000, or $0.10 per share. Our existing stockholders will own approximately 37.50% of the total number of shares then outstanding, for which they have made contributions of cash totaling $6,030, or approximately $0.0067 per share. Net tangible book value before the offering was approximately $0.002 and net tangible book value after the offering will be approximately $0.042, an increase of $0.040.

After completion of this offering, if 1,000,000 shares are sold, new investors will own approximately 52.63% of the total number of shares then outstanding for which new investors will have made a cash investment of $100,000, or $0.10 per share. Our existing stockholders will own approximately 47.37% of the total number of shares then outstanding, for which they have made contributions of cash totaling $6,030, or approximately $0.0067 per share. Net tangible book value before the offering was approximately $0.002 and net tangible book value after the offering will be approximately $0.027, an increase of $0.025.

After completion of this offering, if 500,000 shares are sold, new investors will own approximately 35.71% of the total number of shares then outstanding for which new investors will have made a cash investment of $50,000, or $0.10 per share. Our existing stockholders will own approximately 64.29% of the total number of shares then outstanding, for which they have made contributions of cash totaling $6,030, or approximately $0.0067 per share. Net tangible book value before the offering was approximately $0.002 and net tangible book value after the offering will be approximately $0.0013, an increase of ($0.0007).

The following table compares the differences of your investment in our shares with the investment of our existing stockholders:

Existing Stockholders:
Price per share	$0.0067
Net tangible book value per share before offering	$0.002
Net tangible book value per share after 100% offering sold	$0.052
Increase to present stockholders in net tangible book value per share after offering	$0.050
Capital contributions	$6,030
Number of shares outstanding before the offering	900,000
Number of shares after offering held by existing stockholders	900,000
Percentage of ownership after offering	31.04

Purchasers of Shares in this offering if all Shares Sold

Price per share	$0.10
Net tangible book value per share before offering	$0.0020
Net tangible book value per share after offering	$0.0523
Increase in net tangible book value per share after offering	$0.0503
Dilution per share	$0.0477
Capital contributions	$200,000
Number of shares after offering held by public investors	2,000,000
Percentage of ownership after offering	68.96

Purchasers of Shares in this offering if 75% of Shares Sold
Price per share	$0.10
Net tangible book value per share before offering	$0.0020
Net tangible book value per share after offering	$0.0424
Increase in net tangible book value per share after offering	$0.0404
Dilution per share	$0.0576
Capital contributions	$150,000
Number of shares after offering held by public investors	1,500,000
Percentage of ownership after offering	62.50

Purchasers of Shares in this offering if 50% of Shares Sold
Price per share	$0.10
Net tangible book value per share before offering	$0.0020
Net tangible book value per share after offering	$0.0273
Increase in net tangible book value per share after offering	$0.0253
Dilution per share	$0.0727
Capital contributions	$100,000
Number of shares after offering held by public investors	1,000,000
Percentage of ownership after offering	52.63

Purchasers of Shares in this offering if 25% of Shares Sold
Price per share	$0.10
Net tangible book value per share before offering	$0.0020
Net tangible book value per share after offering	$0.0013
Increase in net tangible book value per share after offering	($0.0007)
Dilution per share	$0.0987
Capital contributions	$50,000
Number of shares after offering held by public investors	500,000
Percentage of ownership after offering	35.71

PLAN OF DISTRIBUTION-TERMS OF THE OFFERING

Offering Will Be Sold by One of Our Officers

We will be offering up to a total of 2,000,000 shares of common stock, no minimum, 2,000,000 shares maximum. The offering price is $0.10 per share. There is no minimum number of shares that we have to sell. There will be no escrow account. All money received from the offering will be immediately used by us and there will be no refunds. The offering will be for a period of 90 days from the effective date and may be extended for an additional 90 days if we choose to do so.

There is no minimum number of shares that must be sold in this offering. Any money we receive will be immediately appropriated by us for the uses set forth in the Use of Proceeds section of this prospectus.

No funds will be placed in an escrow account during the offering period and no money will be returned once the subscription has been accepted by us.

We will not be listing our shares on any national securities exchange or the Nasdaq Stock Market but we do plan to quote our stock on the OTCBB, if upon the completion of this offering, we raise more than $50,000. We will sell the shares in the offering through Angela Du, one of our officers and directors. Ms. Du will contact individuals and corporations with whom she has an existing or had pre-existing business or personal relationship with and will attempt to sell them our common stock. Ms. Du will receive no commission from the sale of any of the shares. Ms. Du will not register as a broker-dealer under Section 15 of the Securities and Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a401 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. The conditions are that:

1. The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and

2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. The person is not at the time of their participation, as associated person of a broker-dealer; and

4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or a dealer, or an associated person of a broker or dealer, within the preceding (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Ms. Du has not sold and will not sell her securities until the offering is concluded. Ms. Du is not subject to disqualification, is not being compensated, and is not associated with a broker-dealer. Ms. Du will continue to be one of our officers and directors at the end of the offering and has not been, during the last twelve months, and is currently not a broker-dealer or associated with a broker-dealer. Ms. Du has not during the last twelve months and will not, in the next twelve months, offer to sell securities for any other corporations. Mr. Cheung and Mr. Husband, including any of their associated companies, will not be participating in the selling of any securities of this offering.

Ms. Du will start to sell the securities of this offering only after our registration statement is declared effective by the SEC. Ms. Du intends to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. She will not utilize the Internet to advertise our offering. She will also distribute the prospectus to potential investors at meetings and to her friends and relatives who are interested in us and a possible investment in the offering.

Offering Period and Expiration Date

This offering will start on the date of this prospectus and continue for a period of 90 days. We may extend the offering period for an additional 90 days, if we choose to do so.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

1. Execute and deliver a subscription agreement.

2. Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "Eagle River Mining Corp."

Right to Reject Subscriptions

We have the right to accept or reject subscriptions, in whole or in part, for any reason and for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

BUSINESS

General

We were incorporated in the State of Nevada, on August 6, 2002. We own one mining property. We maintain our statutory registered agent's office at 4745 Caughlin Parkway, Suite 200, Reno, Nevada, USA, 89509, and our business office is located at 141-757 West Hastings Street, Suite 328, Vancouver, BC, Canada, V6C 1A1. Our telephone number is (604) 813-2328. Our offices are leased from Archer Pacific Management Inc., a company wholly owned by Ernest Cheung, started in October, 2002, on a month-to-month basis, and our monthly rental is $600.

Ms. Du and Arch Pacific Management advanced demand loans to us in the total sum of $162,090, which were used for organizational and start-up costs and operating capital. The loans do not bear interest and have not been paid as of the date hereof. We issued two promissory notes reflecting the demand loans and they are due upon demand.

The Company intends to use the advances from Angela Du and Archer Pacific for the cost to acquire the claims, for corporate expenses and to repay outstanding indebtedness (accounts payable for legal fees and accounting fees in the approximate amount of $20,000). A portion of the advances have been used for organizational and start-up costs and operating capital.

Angela Due dedicates 30% (10 hours per week) of her professional time to the business. This time is spent preparing for the offering as soon as the Sb-2 is declared effective.

Ernest Cheung dedicates 5% (2 hours per week) of his professional time to the business. This time is spent taking care of the day to day bookkeeping duties and general management work.

Rod Husband dedicates 2% (1 hour per week) of his professional time to the business. This time is spent preparing for the exploration work to start.

Background

In October of 2002, Rod Husband, a member of the board of directors, acquired the rights to explore the mineral property containing two 4-post mineral claims by staking same himself. It cost us US$256.41(Cdn$400). The claims are recorded in Mr. Husband's name to avoid paying additional fees, however, title to the claims has been conveyed by us by an unrecorded deed for consideration of US$6.41 (Cdn$10). Under British Columbia provincial law, if the deed is recorded in our name, we will have to pay a minimum of US$6.41 (Cdn$500) and file other documents, since we are a foreign corporation in Canada. An unrecorded deed is one which title to the property has been transferred to us, but the deed has not been filed with the British Columbia office of records. Title to the property is superior to all other unrecorded deeds. On the same day, Mr. Husband executed a Statement of Trustee declaring that he holds the property in trust for the Company, and will deliver full title on demand to the Company. Should Mr. Husband transfer title to another person and that deed is recorded before recording our deed, that person will have superior title and we will have none. If that event occurs, however, Mr. Husband will be liable to us for monetary damages for breach of his warranty of title. We have decided that if gold is recovered on the property and it is economical to remove the gold, we will record the deed, pay the additional tax, and file as a foreign corporation. We are in possession of the unrecorded deed and the decision to record or not record the deed is solely within our province. The property was chosen by Mr. Husband. See "Risk Factors-Risks Associated With Our Company-11. The deed on our property has not been registered in our name. The recorded owner will have superior title to the property." Should we determine not to proceed with our planned business operations, we will revert the claims back to Mr. Husband for a consideration of US$6.41 (CDN$10), which will be paid by Mr. Husband.

The property was chosen for its potential to host precious metal mineralization, primarily gold. We plan to perform a modern exploration program over a relatively large area that is covered by our claims; recent exploration in the area in the late 1980's and early 1990s appears to have been on a very limited scale.

To date we have not performed any work on our property. We are presently in the exploration stage and there is no assurance that a commercially viable mineral deposit, a reserve, exists in our property until further exploration is done and a comprehensive evaluation concludes economic and legal viability.

Location and Access

The mining property comprises two 4-post mineral claims covering a total area of 1,000 hectares (2,470 acres). The property is located approximately 50 kilometers west-southwest of Kelowna, British Columbia, and 10 kilometers west of the formerly producing Brenda copper-molybdenum mine. Road access to the property is available from Highway 97C via the Sunset Main Forestry access roads. The property is accessible by Highway 97C. Map supplied supplementary.

Claim Status

The following table states claim names, claim size, tag numbers, tenure numbers and anniversary dates:
Claim Name	Units (Hectares)	Tag Number	Tenure Number	Expiry Date
SUN	20 (500 ha.)	244579	396864	October 8, 2003
SET	20 (500 ha.)	244580	396865	October 8, 2003

In order to maintain the claims the holder must either record the exploration work carried out on that claim during the anniversary year or pay cash in lieu. During the first three years of a claim's existence, the cash in lieu amount is US$64.10 (CDN$100) per unit with an additional US$6.41 (CDN$10) per unit recording fee; the cash in lieu amount increases to US$128.20 (Cdn$200) per unit after the third year. Work performed must equal or exceed the minimum specified value per unit; excess value of work in one year can be applied to cover work requirements on the claim for additional years. During the first three years, the Company must spend over US$2,564.10 (CDN$4,000)each year on exploration to keep the property in good standing. After the first three years the cost would be US$5,128.20 (CDN$8,000) per year.

Permits are required by the government of British Columbia for mineral exploration activities that involve surface disturbance. As the initial recommended exploration activities for our mineral property involve little or no surface disturbance, permits are not required at this stage.

Physiography, Climate and Infrastructure

The property is situated in the Okanagan Plateau of south central British Columbia. The typical topography here is gently rolling, with rounded ridge tops and deeply incised dendritic stream valleys. The claims lie at elevations ranging from 1,400 metres (4,593 feet) above sea level in the southeast corner, to a high of 1,568 metres (5,145 feet) in the west-central portion of the property. The forest vegetation on the property consists mainly fir, pine, spruce and aspen, some of which has been harvested by logging.

The climate is characterized by relatively low precipitation with temperatures ranging from minus 20 degrees Celsius in the winter to over 30 degrees Celsius in the summer. The summer months are generally dry, while snow pack of up to two metres (6.5 feet) may accumulate during the winter. The property is easily accessible from mid April to late October, although some work such as geophysical surveys and drilling could take place year round.

The property is accessed by a network of good gravel logging roads. The city of Kelowna lies 50 kilometres to the east-northeast. It is a major service centre for the Okanagan Valley region. Provincial highways, rail freight lines, and an airport serve the city. Sufficient equipment, service suppliers and exploration personnel can be obtained in Kelowna.

Power is readily available from nearby transmission lines running in the formerly producing Brenda mine. Water in sufficient quantities for drilling is available from nearby streams and lakes.

Property Geology

We have a geologist report on the property provided by Stephen Kenwood dated October 13, 2002 (the "Kenwood Report"). Mr. Kenwood is a graduate of the University of British Columbia (1987) and holds a B.Sc. degree in geology. He is a member of the Association of Professional Engineers and Geologists of British Columbia and has been engaged in his profession by various mining exploration and/or geological consulting companies since 1987. According to the Kenwood Report, much of the property is covered by glacial drift. Outcrops are essentially restricted to roadcuts, ridge tops and stream gullies.

The property is underlain by volcanic and sedimentary rocks of the Nicola Group and by Middle Jurassic granites and granodiorites of the Osprey Lake batholith. The contact between these units trends northeasterly across the property. Early Tertiary feldspar porphyry stocks and dikes of the Otter intrusions occur throughout the property. Mapping by Dawson and Ray show a north-northeast striking, west-northwest dipping succession of andesitic flows and tuffs of the Peachland Creek formation and argillites and limy argillites of the Stemwinder Formation.

The main types of alteration recognized in the granitic rocks throughout the property are propylitic, argillic, sericitic, potassium feldspar stable phyllic, phyllic, advanced argillic and silicic. Locally, potassic alteration, skarnification and silicification are evident, but are relatively minor and do not appear to be related to mineralization.

Previous History

The area of the property has been explored for copper and molybdenum deposits during the late 1960's and early 1970's during the exploration of the Brenda deposit..

Our Proposed Exploration Program

We must conduct exploration to determine what amount of minerals, if any, exist on our property and if any minerals which are found can be economically extracted and profitably processed.

Our exploration program is designed to economically explore and evaluate our properties. We do not claim to have any minerals or reserves whatsoever at this time on any of our properties.

Stephen Kenwood will oversee and conduct the exploration on our property. See "Business-Property Geology" for a description of Mr. Kenwood's qualifications.

It is recommended that further exploration work be undertaken on the property to assess its potential to host gold mineralization within quartz (+ sulphide) veins and/or shear zones. Only cursory exploration has been done on the property,..

A phased program of exploration activities will be undertaken, funds permitting with a goal of generating and prioritizing targets to test by trenching or drilling. Initial exploration activities (grid establishment, geological mapping, soil sampling, geophysical surveys) do not involve ground disturbance and will not require a work permit. Any follow-up trenching and/or drilling will require permits, applications for which should be submitted well in advance of the planned work.

The first phase of exploration should be a thorough assessment of the known showings along with basic prospecting and geological outcrop mapping to be undertaken while soil geochemical and geophysical grid work is performed. The primary target is precious metal vein-type mineralization; a second target to consider would be a porphyry style of copper-molybdenum mineralization.

Phase 1 will take about one and a half months and cost up to US$38,000. Phase 1 will be started in mid April and if there is snow or rain that causes the roads leading to our claims to be impassable, we will be unable to work until the roads are clear.

The makeup of the second phase of exploration will be contingent on the first phase and will serve to build on successful results from the first phase. It is expected that detailed geological mapping will be completed on the property as well as mechanical trenching and diamond drilling to test the extent of significant outcrop and geochemical/geophysical anomalies.

Phase 2 will take about 2 months and cost up to US$100,000.

If we find mineralized materials, we intend to try to explore the reserves ourselves, and/or bring in other interested parties or partners. Even if we receive the maximum proceeds from this offering, we would still need additional funds to explore the reserves.

Competitive Factors

The gold mining industry is fragmented. We compete with other exploration companies looking for gold. We are one of the smallest exploration companies in existence. We are an infinitely small participant in the gold mining market. While we compete with other exploration companies, there is no competition for the exploration or removal of mineral from out of our property. Readily available gold markets exist in Canada and around the world for the sale of gold. Therefore, we will be able to sell any gold that we are able to recover.

Regulations

Our mineral exploration program is subject to the Canadian Mineral Tenure Act (the "Act"). This Act sets forth rules for locating claims, posting claims, working claims and reporting work performed.

We are also subject to the British Columbia Mineral Exploration Code which tells us how and where we can explore for minerals. We must comply with these laws to operate our business. Compliance with these rules and regulations will not adversely affect our operations.

Phase I of our exploration program does not require a permit, from the British Columbia Government or agent of the British Columbia Government.

Phase II of our exploration program requires a permit from the district inspector, a provincial government agent. Exploration work that requires permitting includes:

  drilling, trenching and excavating using machinery;
  blasting;
  disturbance of ground by mechanical means;
  construction, modification, deactivation and reclamation of an exploration access;
  induced polarization surveys using exposed electrodes;
  site reclamation.

We are also required to give written or verbal notification to the district inspector prior to the commencement of exploration activities.

We are required to reclaim our mining claim after we have completed our exploration program. We must remove the garbage, drums of fuel, clean the spills and fill in the open trenches.

Environmental Law

We are also subject to the Health, Safety and Reclamation Code for Mines in British Columbia. This code deals with environmental matters relating to the exploration of mining properties. Its goals are to protect the environment through a series of regulations affecting Health, Safety Archeological Sites and exploration access.

We are responsible to provide a safe working environment, not disrupt archeological sites, and conduct our activities to prevent unnecessary damage to the property.

We will secure all necessary permits for exploration and, if exploration is warranted on the property, will file final plans of operation before we start any mining operations. We anticipate no discharge of water into active stream, creek, river or lake, or any other body of water regulated by environmental law or regulation. No endangered species will be disturbed. Restoration of the disturbed land will be completed according to law. All holes, pits and shafts will be sealed upon abandonment of the property. It is difficult to estimate the cost of compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined until we start our operations and know what that will involve from an environmental standpoint.

We believe that we are in compliance with the Act and will continue to comply with the Act in the future. We believe that compliance with the Act will not adversely affect our business operations in the future.

Employees

Initially, we intend to use the services of subcontractors for manual labor exploration work on our property. We will be able to find subcontractors to perform the manual labor exploration work and we will pay the subcontractors the going rate at that time, for their services. Our only technical employees will be Angela Du and Ernest Cheung, our officers and directors.

Employees and Employment Contracts

At present, we have no employees, other than Ms. Du and Mr. Cheung, our officers and directors, who were not paid any compensation for their services. Ms. Du and Mr. Cheung do not have employment agreements with us. We presently do not have any pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to any employee.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND

RESULTS OF OPERATIONS

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place any undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a start-up, exploration stage company, and have not yet generated or realized any revenues from our business operations. We must raise cash in order to implement our plan and stay in business.

To meet our needs for cash we are attempting to raise money from this offering. There is no assurance that we will be able to raise enough money through this offering to stay in business. Whatever money we do raise will be applied to offering expenses, exploration and working capital. If we do not raise all of the money we need from this offering, we will have to find alternative sources like a second public offering, a private placement of securities, or loans from our officers or others. We have obtained demand loans of $162,090 from our officers. See "Risk Factors-Risks Associated With Our Company-We owe our officers and directors a substantial amount of money that they are entitled to demand at any time and if they demand repayment of the amount we owe them it may compromise our business operations and you could lose your investment". At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and can't raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely.

We may not be able to continue for the next 12 months unless we obtain additional capital to pay our bills. Our founders have not made a commitment of financial support to meet our obligations and we have not generated any revenues and no revenues are anticipated unless and until gold is discovered on the property that we have an interest. Accordingly, we must raise cash from other than the sale of the gold. We will be conducting research in connection with the exploration of our property. We are not going to buy or sell any plant or significant equipment. We do not expect a change in the number of our employees.

Limited Operating History-Need for Additional Capital

There is no historical financial information about our company upon which to base an evaluation of our performance. We are an exploration stage company and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns due to price and cost increases in services.

To become profitable and competitive, we conduct research and exploration of our property before we start production on any minerals we may find. We are seeking equity financing to provide for the capital required to implement our research and exploration phases.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, explore or expand our operations. Equity financing could result in additional dilution to existing stockholders.

Results in Operations

From inception to August 6, 2002

We just recently acquired our first property, and are commencing the research and exploration stage of our mining operations on that property at this time.

Since inception, we have used our common stock to raise money, we have also obtained demand loans totaling $162,090 from our officers and directors, for our property acquisition, for corporate expenses and to repay outstanding indebtedness. Net cash provided by financing activities from inception to October 15, 2002 was $6,030, as a result of proceeds received from advances.

Liquidity and Capital Resources

As of the date of this registration statement, we have yet to generate any revenues from our business operations.

We issued 900,000 founders shares on August 6, 2002. This was accounted for as capital of $6,030. Since our inception, Ms. Angela Du and Archer Pacific Management Inc., have advanced demand loans to us in the total sum of $162,090, which were used for organizational and start-up costs and operating capital. The loans do not bear interest and have not been paid as of the date hereof. Ms. Angela Du and Archer Pacific Management Inc. agreed that they will accept payment from us when the Company is able to pay back the demand loans.

As of October 15, 2002, our total assets were $163,904, and our total liabilities were $162,090.

As of February 7, 2003, our total financial resources are US$146,000 cash and our burn rate is less than US$1,000 per month. The decrease from US$163,904 to US$146,000 is the US$17,904 paid to for legal fees. We will only commence our exploration project after completion of this offering.

MANAGEMENT

Officers and Directors

Each of our directors is elected by stockholders to a term of one year and serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The Board of directors has no nominating, auditing or compensation committees.

The names, addresses, ages and positions of our present officers and directors are set forth below:
Full Name and Resident Address	Age	Positions
Angela Du, 950-789 West Pender Street, Vancouver, BC, V6C 1H2	32	President and Director
Ernest Cheung, 141-757 West Hastings Street, Suite 328 Vancouver, BC, V6C 1A1	51	Secretary/Treasurer/Director
Rod Husband, 3316 West Third Avenue, Vancouver, BC, V6R 1L4	39	Director

The persons named above have held their offices/positions since inception of our company and are expected to hold their offices/positions until the next annual general meeting of our stockholders.

Background of Officers and Directors

Ms. Angela Du has been our President and member of our board of directors since the inception of our business. Ms. Du has devoted approximately 30% of her professional time to our business and intends to continue to devote this amount of time in the future:

Ms. Du received a Bachelor of Science in International Finance in 1992 from East China Normal University and a Master of Science in Finance and Management Science in 1996 from the University of Saskatchewan, Canada.

Since 1996, Ms. Du has been a director of XIN NET Corp. a Nevada company doing internet business in China (XNET:OTCBB)

Since 1996, Ms. Du has been the president and a director of Internet Investment Corp. a wholly owned subsidiary of XIN NET Corp. in Canada.

From 1996 to 1999 Ms. Du also served as the president of XIN NET Corp.

Mr. Ernest Cheung has been our Secretary, Treasurer and member of our board of directors since the inception of our business. Mr. Cheung has devoted approximately 5% of his professional time to our business and intends to devote this amount of time in the future:

Mr. Cheung received a Bachelors Degree in Math in 1973 from the University of Waterloo, Ontario. He received a MBA in Finance and Marketing from Queen's University, Ontario, in 1975.

Mr. Cheung has been involved in venture capital markets for many years.

Since January of 1997, Mr. Cheung has been the President of Agro International Holdings Inc., an agriculture company (AOH:TSX).

Since May of 2000, Mr. Cheung has been President of China NetTV Holdings Inc., a Set Top Box Technology Company (CTVH:OTCBB).

Since April of 1997, Mr. Cheung has been Secretary of Drucker, Inc., an Oil and Gas Company (DKIN:OTCBB).

Since June of 1998, Mr. Cheung has been an independent director of ITT World Investment Group Inc., a beverage distribution company (IWI.A:TSX)

Since April of 1999, Mr. Cheung has been an independent director of NetNation Communications Inc., a domain name registration company (NNCI:NASDAQ).

Since August of 1998, Mr. Cheung has been a director of Pacific E. Link Corp., an advertising company (PLC:TSX).

Since May of 1995 Mr. Cheung has been President of Richco Investors, Inc., a company which provides capital market services (YRU.A:TSX).

Since March of 1997, Mr. Cheung has been an independent director of Spur Ventures, Inc., a fertilizer company (SVU:TSX).

Since December of 2001, Mr. Cheung has been Secretary of Xin Net Corp., a China Internet Company (XNET:OTCBB).

From 1991 to 1993 he was Vice-President of Midland Walwyn Capital, Inc. of Toronto, Canada, now known as Merill Lynch Canada.

From 1992 until 1995 he served as Vice President and Director of Tele Pacific International Communications Corp.

Mr. Rod Husband has been a member of our board of directors since the inception of our business. Mr. Husband has devoted approximately 2% of his professional time to our business and intends to continue to devote this amount of time in the future:

Mr. Husband received a Bachelor of Science (Geology) in 1987 from the University of British Columbia. He has been a registered member of the Association of Professional Engineers and Geologists of British Columbia since 1992.

Mr. Husband has been involved in the venture capital market for the past 12 years, through his involvement as a geological consultant and management consultant, to various public and private companies.

Since 1991, Mr. Husband has been the president of Pro Group Geological Ltd., a private British Columbia, Canada company providing exploration and management services.

Since 1996, Mr. Husband is a director of Majestic Gold Corp., a natural resource exploration company which is listed on the TSX (MJS:TSX).

From 1996 to 2000, Mr. Husband was a director of Ballad Ventures Inc., a natural resource exploration company which is listed on the TSX (BAL:TSX).

From 1996 to 1999, Mr. Husband was a director of Kinvara Ventures Inc., a natural resource exploration company which is listed on the TSX (KIN: TSX).

Since 1995, Mr. Husband has been a partner with MCG Market Catalyst Group Inc., a private venture capital group, based in Vancouver, British Columbia.

Conflicts of Interest

We believe that Mr. Rod Husband will be subject to conflicts of interest. The conflicts of interest arise from Mr. Husband's relationships with other mining corporations. In the future, Mr. Husband will continue to be involved in the mining business for other entities and their involvement could create a conflict of interest. At the present time, we do not foresee a direct conflict of interest because we do not intend to acquire any additional mining properties. The only conflicts that we foresee is Mr. Husband's devotion of time to mining projects that do not involve us.

Specifically, Mr. Husband is a director of Majestic Gold Corp., Ballad Ventures Inc. and Kinvara Ventures Inc., all of which are engaged in the mining business.

EXECUTIVE COMPENSATION

Ms. Du, Messrs. Cheung and Husband, our officers and directors, were not compensated for their services and there are no plans to compensate them in the near future until such time as we generate sufficient revenue to do so. The proceeds of this offering will not be used to compensate them.

Indemnification

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to a proceeding, including any lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is being indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may also be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors and officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of more than 5% or more of the total outstanding shares. The table also reflects what their percentage of ownership is of the outstanding shares. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares:

The persons named below may be deemed to be a parent and promoter of our company within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of their direct and indirect stock holdings. Ms. Du and Mr. Cheung are the only promoters of our company.
Name and Address of Beneficial Owner	Number of Shares Before Offering	Percentage of Ownership of Outstanding Shares
Angela Du, 950-789 W Pender St, Vancouver, BC, V6C 1H2	450,000	50.00
Ernest Cheung[1], 141-757 W Hastings St,Suite 328 Vancouver, BC, V6C 1A1	450,000	50.00
Rod Husband, 3316 W Third Ave, Vancouver, BC V6R 1L4	nil	nil
All Officers and Directors, as a Group (2 persons)	900,000	100

[1] These shares are held by Archer Pacific Management Inc., a company wholly owned by Ernest Cheung.

Future Sales by Existing Stockholders

A total of 900,000 shares of common stock were issued to the existing stockholders, all of which are restricted s ecurities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can only be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition.

Any shares purchased in this offering by affiliates of the Company, will be subject to Rule 144 limitations on resale. Affiliates of the Company refer to anyone who directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the Company.

Shares purchased in this offering, which will be immediately resaleable, and sales on all other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 75,000,000 common stock with a par value of $0.001 per share. The holders of our common stock:

  have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

  are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

  do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

  are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Penny Stock

Our common stock is not listed or quoted on any national securities exchange or trading medium. The Securities and Exchange Commission has adopted a rule that defines a "penny stock", for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

  that a broker or dealer approve a person's account for transactions in penny stocks; and

  that the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

To approve a person's account for transactions in penny stocks, the broker or dealer must:

  obtain financial information and investment experience and objectives of the person; and

  make a reasonable determination that the transaction in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, which, in highlight form:

  sets forth the basis on which the broker or dealer made the suitability determination; and

  that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of the shares to decline. See "Risk Factors-Risks Associated With This Offering-1. Because our common stock is a penny stock, you may not be able to resell our shares."

Non-Cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in the event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, the present stockholders will own approximately 31.04% of our outstanding shares.

A simple majority vote is required for shareholders to take action.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend on our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further we will not voluntarily send you an annual report. We will be required to file reports with the SEC under Section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, NW, Washington, DC, 20549. You may also obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Market Information

There is no public trading market for our common stock and there are no outstanding options or warrants to purchase, or securities convertible into common stock of our company. The number shares of common stock that could be sold pursuant to Rule 144 of the Securities Act is the common stock held by Ms. Du and Archer Pacific Management Inc. which total 900,000 shares. .

Under Rule 144, the 900,000 shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Ms. Du and Archer Pacific Management have not requested that we register their 900,000 shares under the Securities Act for sale.

Any shares purchased in this offering by affiliates of the Company, will be subject to Rule 144 limitations on resale..

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering

Stock Transfer Agent

Our stock transfer agent for our securities is Signature Stock Transfer Inc., 14675 Midway Road, Suite 221, Dallas, Texas, USA, 75244.

CERTAIN TRANSACTIONS

On August 6, 2002, we issued a total of 900,000 shares of restricted common stock to Ms. Du and Ernest Cheung (in the name of his company, Archer Pacific Management Inc.), officers and directors of the Company. This was accounted for as capital of $6,030.

Since our inception, Ms. Du and Archer Pacific Management Inc., advanced demand loans to us in the total sum of $162,090, which were used for organizational and start-up costs and operating capital. The loans do not bear interest and have not been paid as of the date hereof. There are two promissory notes reflecting the loans and they are not due on a specific date. See "Risk Factors".

LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

Our financial statements for the period from inception to October 15, 2002, included in this prospectus have been audited by Cunningham & Associates, LLP, of Toronto, Ontario, as set forth in their report included in this Prospectus.

LEGAL MATTERS

Fraser and Company, Barristers and Solicitors, 1200 - 999 West Hastings Street, Vancouver, BC, Canada, V6C 2W2, telephone (604) 669-5244 have acted as legal counsel for our company and are providing an opinion on the legality of the shares being offered.

FINANCIAL STATEMENTS

Our fiscal year end is December 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by management of the Company and reported on by an Independent Certified Public Accountant.

Our audited financial statements from inception to October 15, 2002, immediately follows:

Audited Financial Statements
Independent Auditor's Report
Financial Statements
Balance Sheet
Statement of Operations
Statement of Cash Flows
Statement of Shareholders Equity
Notes to the Financial Statements

EAGLE RIVER MINING CORP.

(AN EXPLORATION STAGE COMPANY)

REPORTS AND FINANCIAL STATEMENTS

OCTOBER 15, 2002

(Stated in US Dollars)

(Audited)

AUDITOR'S REPORT

To the Board of Directors of
Eagle River Mining Corp.

We have audited the balance sheet of Eagle River Mining Corp. (an exploration stage company) as at October 15, 2002 and the statements of operations, cash flows and shareholders' equity for the period from August 6, 2002 (date of incorporation) to October 15, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements referred to above present fairly, in all material respects, the financial position of the Company (an exploration stage company) as at October 15, 2002 and the results of its operations and its cash flows for the period from August 6, 2002 (date of incorporation) to October 15, 2002 in conformity with accounting principles generally accepted in the United States of America.

Cunningham & Associates LLP

/s/ "Cunningham & Associates LLP"
Chartered Accountants

Toronto, Ontario

October 16, 2002

EAGLE RIVER MINING CORP.
(An Exploration Stage Company)
BALANCE SHEET
OCTOBER 15, 2002
(Stated in U.S. Dollars)
(Audited)
______________________________________________________________________________

ASSETS
Current
Cash	$163,904
______________________________________________________________________________________________
LIABILITIES
Current
Due to shareholders (Note 3)	$162,090
______________________________________________________________________________________________
SHAREHOLDERS' EQUITY
Share capital - at par (Note 4)	900
- paid in capital	5,580
Deficit accumulated during the exploration stage	(4,666)
______________________________________________________________________________________________
$1,814
______________________________________________________________________________________________
$163,904

______________________________________________________________________________

Approved on behalf of the Board:
"Ernest Cheung, Director"

See notes to financial statements

EAGLE RIVER MINING CORP.
(AN Exploration Stage Company)
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM AUGUST 6, 2002 (INCORPORATION)
TO OCTOBER 15, 2002
(Stated in U.S. Dollars)
(Audited)
_____________________________________________________________________________

REVENUE	$ -
_____________________________________________________________________________________________
EXPENSES
Bank Charges and Interest	483
Legal and Accounting	4,183
_____________________________________________________________________________________________
(4,666)
_____________________________________________________________________________________________
LOSS FROM OPERATIONS BEFORE INCOME TAXES	(4,666)
Provision for income taxes	-
_____________________________________________________________________________________________
NET LOSS	$(4,666)
___________________________________________________________________________________
BASIC LOSS PER SHARE	$(0.01)
_____________________________________________________________________________________________
BASIC COMMON SHARES OUTSTANDING	900,000

_____________________________________________________________________________________________

See notes to financial statements

EAGLE RIVER MINING CORP.
(AN EXPLORATION STAGE COMPANY)
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM AUGUST 6, 2002 (INCORPORATION) TO

OCTOBER 15, 2002
(Stated in U.S. Dollars)
(Audited)
_____________________________________________________________________________

Cash Flows From Operating Activities: Net loss for the period	$(4,666)
Add item not affecting cash:
Interest forgone	450
____________________________________________________________________________________
(4,216)
_____________________________________________________________________________________________
Cash Flows From Financing Activities: Due to shareholders Proceeds from issuance of common shares	162,090 6,030
_____________________________________________________________________________________________
168,120
_____________________________________________________________________________________________
Cash and cash equivalents, end of period, being cumulative amounts since inception	$163,904
_____________________________________________________________________________________________
During the year, the Company had cash flows arising from interest and income taxes paid as follows:
_____________________________________________________________________________________________
Interest paid Income Taxes Paid	$ - -

_____________________________________________________________________________________________

See notes to financial statements

EAGLE RIVER MINING CORP.
(AN EXPLORATION STAGE COMPANY)
STATEMENT OF SHAREHOLDERS' EQUITY
FOR THE PERIOD FROM AUGUST 6, 2002 (INCORPORATION) TO

OCTOBER 15, 2002
(Stated in U.S. Dollars)
(Audited)
______________________________________________________________________________

	Common Share		Paid in
	Shares	Amount	Capital	Deficit	Total
____________________________________________________________________________________
August 6, 2002	-	$ -	$ -	$ -	$ -
Issuance of shares for cash	900,000	900	-	-	900
Contributions - cash	-	-	5,130	-	5,130
- forgone interest (Note 3)	-	-	450	-	450
Net loss for the period	-	-	-	(4,666)	(4,666)
____________________________________________________________________________________
Balance, October 15, 2002	900,000	$900	$5,580	$(4,666)	$1,814

_____________________________________________________________________________________________

See notes to financial statements

EAGLE RIVER MINING CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
OCTOBER 15, 2002
(Stated in U.S. Dollars)
(Audited)
_____________________________________________________________________________________

1. NATURE OF OPERATIONS

Eagle River Mining Corp (the "Company"), an exploration stage company, was incorporated in the State of Nevada, USA on August 6, 2002. The Company has not yet determined whether this property contains mineral resources that are economically recoverable.

2. SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates, which have been made using careful judgment. Actual results may vary from these estimates.

The financial statements have, in management's opinion, been properly prepared within the framework of the significant accounting policies summarized below:

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all cash and other highly liquid investments with initial maturities of three months or less to be cash equivalents.

Net Income (Loss) Per Share

Net income (loss) per share is computed by dividing net loss by the weighted average number of common shares outstanding for the period.

Foreign Currency Transactions

Transactions in foreign currencies during the period are translated into United States dollars at the rates of exchange ruling at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies are incorporated into the financial statements by translating foreign currencies into United Sates dollars at the rates of exchange ruling on the balance sheet date. Exchange differences arising are dealt within the income statements.

Income Taxes

The Company account for income taxes under SFAS No. 109, which requires the assets and liabilities approach to accounting for income taxes. Under this method, deferred tax assets and liabilities are measured based on differences between financial reporting and tax bases of assets and liabilities measured using enacted tax rates and laws that are expected to be in effect when differences are expected to reverse.

3. DUE TO SHAREHOLDERS
__________________________________________________________________________

Due to Archer Pacific Management Inc.	$31,045
Due to Angela Du	$131,045
_________________________________________________________________________
$162,090

__________________________________________________________________________

Amount due to shareholders are unsecured, non-interest bearing and has no fixed repayment terms.

As the shareholders provided the loans, a change to interest expense is treated as a contribution to capital for this foregone interest. Interest at bank prime rate (5%) is used to record this forgone interest and interest forgone to date amounts to $450

4. SHARE CAPITAL

_________________________________________________________________________________________

Authorized
75,000,000 Common shares

Issued and outstanding 900,000 Common shares with par value of $0.001 per share	at Par $900	Paid in Capital $5,580	Total $6,480

___________________________________________________________________________________________

5. MINERAL INTEREST

_________________________________________________________________________________________

On October 8, 2002, a director of the Company acquired, on behalf of the Company, a 100% interest in two mineral claims at a cost of $256.41 with the titles recorded in the director's name to save further costs to the Company.

On the same date, the director of the Company transferred the two mineral claims by an unrecorded deed for a consideration of $6.41.

___________________________________________________________________________________________

Until April 9, 2003 (which is 40 days after the effective date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The only statute, charter provision, bylaw, contract or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against liability which he may incur in his capacity as such, is as follows:

1. Article XL of the Articles of Incorporation of the Company, filed as Exhibit 3.1 to the Registration Statement.

2. Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the Company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the Registrant, are as follows:
SEC Registration Fee	$18.40
Printing Expense	$4,000
Accounting Fees and Expenses	$4,000
Legal Fees and Expenses	$31,250
Blue Sky Fees and Expenses	$5,000
Transfer Agent Fees	$3,000
Miscellaneous Expenses	$2,731.60
TOTAL:	$50,000

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

Since inception on August 6, 2002, the Registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Angela Du, 950-789 W. Pender St., Vancouver, BC, V6C 1H2	August 6, 2002	450,000	$3,015
Archer Pacific Management Inc., 141-757 W. Hastings St,Suite 328 Vancouver, BC, V6C 1C1	August 6, 2002	450,000	$3,015

We issued the foregoing restricted shares of common stock to Ms. Angela Du and Archer Pacific Management Inc. (wholly owned by Mr. Ernest Cheung) under Section 4(2) of the Securities Act of 1933. Ms. Du and Archer Pacific Management Inc. (wholly owned by Mr. Ernest Cheung) are sophisticated investors, are officers and directors of the Company, and were in possession of all material information relating to the Company. Further, no commissions were paid to anyone in connection with the sale of the shares and no general solicitation was made to anyone.

ITEM 27. EXHIBITS

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation K. All Exhibits have been previously filed, unless otherwise stated.
Exhibit No.	Document Description
3.1*	Articles of Association
3.2*	Bylaws
4.1*	Specimen Stock Certificate
4.2*	Promissory Note to Archer Pacific Management Inc. for $31,045
4.3*	Promissory Note to Angela Du for $131,045
5.1	Opinion of Fraser and Company, Barristers and Solicitors, regarding the legality of the securities being registered
10.1*	Sun Claim
10.2*	Set Claim
10.3*	Statement of Trustee
10.4*	Deed
23.1	Consent of Auditors
23.2	Consent of Fraser and Company
23.3*	Consent of Geologist
99.1*	Subscription Agreement

*  Incorporated by reference to same exhibit filed with the Company's Form SB-2 Registration Statement on October 29, 2002, January 16, 2003 and February 28, 2003.

ITEM 28. UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b. To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that of which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (S 230.424(b) of the Securities Act of 1933, if, in the aggregate the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

c. To include any additional or changed material information with respect to the plan of distribution.

2. For determining liability under the Securities Act of 1933, to treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all the requirements for filing of this Form SB-2 Registration Statement and has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned thereto authorized, in Vancouver, British Columbia, on this 28th day of February, 2003.

EAGLE RIVER MINING CORP.

By: /s/ "Angela Du"
Angela Du, President and Director

KNOW ALL MEN BY THESE PRESENTS, that each of the persons whose signatures appear below constitutes and appoints Angela Du, as true and lawful attorney-in-fact and agent, with full power of substitution, for her and in her name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, with full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:
(Signature)	/s/ "Angela Du"
Angela Du
(Title)	President and Director
(who also performs the function of principal chief executive officer)
(Date)	February 28, 2003

(Signature)	/s/ "Ernest Cheung"
Ernest Cheung
(Title)	Secretary and Director
(who also performs the function of principal financial officer and principal accounting officer)
(Date)	February 28, 2003